CERTIFICATE OF AMENDMENT

                                    TO THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                INTERFILM, INC.

                          --------------------------

                           Under Section 242 of the
                            General Corporation Law

                          --------------------------


     The undersigned officer of Interfilm, Inc., a Delaware corporation (the "Corporation"), in order to amend the Restated Certificate of Incorporation of the Corporation, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1.   The name of the Corporation is "Interfilm, Inc."

     2. The name under which the Corporation was originally incorporated was "Cinedco, Inc." The original Certificate of Incorporation of the Corporation was filed by the Secretary of State of the State of Delaware on November 21, 1986.

     3. The purpose of this amendment to the Restated Certificate of Incorporation of the Corporation is: (i) to change the name of the Corporation to "Palatin Technologies, Inc.", (ii) to increase the authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock"), from 10,000,000 to 25,000,000, and (iii) to effect a 1-for-10 reverse split of the Common Stock.

     4. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof in its entirety and by substituting in lieu of said Article the following new Article I:

                                  "ARTICLE I

                                     Name

     The name of the Corporation is PALATIN TECHNOLOGIES, INC."

     5. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Section 1 of Article IV thereof in its entirety and by substituting in lieu of said Section 1 the following new Section 1:


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     "Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of capital stock which the Corporation shall have the authority to issue is 27,000,000, comprised of 25,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share.

     On the effective date of this amendment to the Restated Certificate of Incorporation (the "Effective Date"), the Common Stock of the Corporation will be reverse split on a one-for-ten basis so that each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as one-tenth of a share of Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split. In lieu thereof, each stockholder whose shares of Common Stock are not evenly divisible by ten will receive an amount of cash equal to the average of the average last reported bid and asked price of the Common Stock of the Corporation on the OTC Electronic Bulletin Board for each of the first three days subsequent to the Effective Date on which the Common Stock of the Corporation is traded multiplied by the fractional interest."

     6. The foregoing amendment to the Corporation's Restated Certificate of Incorporation was duly authorized and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by unanimous written consent of the Board of Directors of the Corporation dated June 13, 1996, and by written consent of a majority of the Common Stockholders of the Corporation dated June 13, 1996.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate and does hereby affirm, under penalty of perjury, that the statements contained herein are true and correct, this 19th day of July 1996.


                                                     /s/ John J. McDonough
                                                     -------------------------
                                                     Name:  John J. McDonough
                                                     Title: Vice President


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